                                        NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS FIRST QUARTER 2026 RESULTS

HOUSTON, May 5, 2026 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended March 31, 2026.

•Net income attributable to Par Pacific stockholders of $54.5 million, or $1.10 per diluted share
•Adjusted Net Income attributable to Par Pacific stockholders of $38.5 million, or $0.78 per diluted share
•Adjusted EBITDA of $91.5 million
•Repurchased $28.0 million of common stock at an average price of $37.96 per share
•Record quarterly Hawaii refining throughput of 89.8 Mbpd
•Hawaii renewable fuels facility began commercial operations in April

The Company reported Net income (loss) attributable to Par Pacific stockholders of $54.5 million, or $1.10 per diluted share, for the quarter ended March 31, 2026, compared to $(30.4) million, or $(0.57) per diluted share, for the same quarter in 2025. First quarter 2026 Adjusted Net income (loss) attributable to Par Pacific stockholders was $38.5 million, compared to $(50.3) million in the first quarter of 2025. First quarter 2026 Adjusted EBITDA was $91.5 million, compared to $10.1 million in the first quarter of 2025. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“Our continued focus on reliability and commercial performance through market cycles enabled strong first quarter results,” said Will Monteleone, President and Chief Executive Officer. “During April, the Hawaii renewable fuels facility successfully achieved commercial operations, a major milestone for the project. Our outlook is strong and we are well positioned to capitalize on the elevated margin environment across our system.”

Refining
The Refining segment reported operating income of $56.3 million in the first quarter of 2026, compared to an operating loss of $(24.7) million in the first quarter of 2025. Adjusted Gross Margin for the Refining segment was $185.1 million in the first quarter of 2026, compared to $104.3 million in the first quarter of 2025.

Refining segment Adjusted EBITDA was $69.2 million in the first quarter of 2026, compared to $(14.3) million in the first quarter of 2025. Refining segment throughput was 184 thousand barrels per day (Mbpd) for the first quarter of 2026, compared to 176 Mbpd for the first quarter of 2025.

Hawaii
The Hawaii Index averaged $31.11 per barrel in the first quarter of 2026, compared to $8.13 per barrel in the first quarter of 2025. Throughput in the first quarter of 2026 was 90 Mbpd, compared to 79 Mbpd for the same quarter in 2025. Production costs were $4.67 per throughput barrel in the first quarter of 2026, compared to $4.81 per throughput barrel in the same period of 2025.

The Hawaii refinery’s Adjusted Gross Margin was $13.10 per barrel during the first quarter of 2026, including a net price lag impact of approximately $(125.5) million, or $(15.52) per barrel, compared to $8.90 per barrel during the first quarter of 2025.

The net price lag impact reflects the Hawaii refinery’s contractual sales volumes that are structured on prior month and prior week average pricing. The first quarter 2026 net price lag impact was driven by rapidly rising refined product prices, resulting in adjusted gross margin lagging current period market conditions. We expect this net price lag impact to reverse during a declining refined product price environment.

Montana
The Montana Index averaged $4.84 per barrel in the first quarter of 2026, compared to $7.07 per barrel in the first quarter of 2025. The Montana refinery’s throughput in the first quarter of 2026 was 57 Mbpd, compared to 52 Mbpd for the same quarter in 2025. Production costs were $9.05 per throughput barrel in the first quarter of 2026, compared to $10.56 per throughput barrel in the same period of 2025.

The Montana refinery’s Adjusted Gross Margin was $6.93 per barrel during the first quarter of 2026, compared to $5.04 per barrel during the first quarter of 2025.

Washington
The Washington Index averaged $8.20 per barrel in the first quarter of 2026, compared to $4.15 per barrel in the first quarter of 2025. The Washington refinery’s throughput was 23 Mbpd in the first quarter of 2026, compared to 39 Mbpd in the first quarter of 2025. Production costs were $7.53 per throughput barrel in the first quarter of 2026, compared to $4.16 per throughput barrel in the same period of 2025.

The Washington refinery’s Adjusted Gross Margin was $8.17 per barrel during the first quarter of 2026, compared to $2.09 per barrel during the first quarter of 2025.

Wyoming
The Wyoming Index averaged $19.30 per barrel in the first quarter of 2026, compared to $20.31 per barrel in the first quarter of 2025. The Wyoming refinery’s throughput was 15 Mbpd in the first quarter of 2026, compared to 6 Mbpd in the first quarter of 2025. Production costs were $11.68 per throughput barrel in the first quarter of 2026, compared to $34.35 per throughput barrel in the same period of 2025.

The Wyoming refinery's Adjusted Gross Margin was $26.79 per barrel during the first quarter of 2026, including a FIFO impact of approximately $18.4 million, or $14.03 per barrel, compared to $19.83 per barrel during the first quarter of 2025.

Retail
The Retail segment reported operating income of $13.0 million in the first quarter of 2026, compared to $16.0 million in the first quarter of 2025. Adjusted Gross Margin for the Retail segment was $36.1 million in the first quarter of 2026, compared to $39.8 million in the same quarter of 2025.

Retail segment Adjusted EBITDA was $15.5 million in the first quarter of 2026, compared to $18.6 million in the first quarter of 2025. The Retail segment reported fuel sales volumes of 28.1 million gallons in the first quarter of 2026, compared to 29.4 million gallons in the same quarter of 2025. First quarter 2026 same store fuel volumes and inside sales revenue declined by (3.3)% and (1.0)%, respectively, compared to the first quarter of 2025.

Logistics
The Logistics segment reported operating income of $24.5 million in the first quarter of 2026, compared to $21.9 million in the first quarter of 2025. Adjusted Gross Margin for the Logistics segment was $37.4 million in the first quarter of 2026, compared to $34.0 million in the same quarter of 2025.

Logistics segment Adjusted EBITDA was $31.5 million in the first quarter of 2026, compared to $29.7 million in the first quarter of 2025.

Liquidity
Net cash used in operations totaled $(40.7) million for the three months ended March 31, 2026, including working capital outflows of $(184.8) million and deferred turnaround expenditures of $(17.9) million. Excluding these items, net cash provided by operations was $162.0 million for the three months ended March 31, 2026. Net cash used in operations was $(1.4) million for the three months ended March 31, 2025. Net cash used in investing activities totaled $(43.1) million for the three months ended March 31, 2026, consisting primarily of capital expenditures, compared to $(40.9) million for the three months ended March 31, 2025. Net cash provided by financing activities totaled $91.8 million for the three months ended March 31, 2026, compared to net cash used in financing activities of $(15.9) million for the three months ended March 31, 2025.
At March 31, 2026, Par Pacific’s cash balance totaled $172.2 million. Gross term debt was $637.9 million and net term debt was $465.8 million at March 31, 2026. Total liquidity was $937.7 million at March 31, 2026.
The Company repurchased $28.0 million of common stock at a weighted average price of $37.96 per share during the first quarter of 2026.

Laramie Energy
During the first quarter of 2026, Par Pacific recorded $9.2 million of equity earnings related to Laramie Energy, LLC (“Laramie”). Laramie’s total net income was $16.9 million in the first quarter of 2026, including unrealized gains on derivatives of $12.0 million, compared to a net loss of $(1.1) million in the first quarter of 2025. Laramie’s total Adjusted EBITDAX was $19.9 million in the first quarter of 2026, compared to $14.1 million in the first quarter of 2025.

Conference Call Information
A conference call is scheduled for Wednesday, May 6, 2026 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-833-974-2377 inside the U.S. or 1-412-317-5782 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until May 20, 2026, and may be accessed by calling 1-855-669-9658 inside the U.S. or 1-412-317-0088 outside the U.S. and using the conference ID 8270791.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. Par Pacific owns and operates 219,000 bpd of combined refining capacity across four locations in Hawaii, the Pacific

Northwest and the Rockies, and an extensive energy infrastructure network, including 13 million barrels of storage, and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the Hele retail brand in Hawaii and the “nomnom” convenience store chain in the Pacific Northwest. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; anticipated free cash flows; anticipated refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of Laramie Energy, LLC; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire, and develop energy, related retailing, and infrastructure businesses; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and sales; the commercial and other benefits anticipated from the Hawaii renewable fuels joint venture; and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other documents that we file with the Securities and Exchange Commission. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; the Russia-Ukraine war, military conflicts in the Middle East, the political activity in Venezuela, Houthi related disruptions in the Red Sea, the ongoing military conflict with Iran and disruptions in the Strait of Hormuz and their potential impacts on global crude oil markets and our business; the impacts of tariffs; potential operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; changes in the labor market; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should any of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events, or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel Vitter
VP, Investor Relations & Sustainability
(832) 916-3355
ir@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues	$1,823,750	$1,745,036
Operating expenses
Cost of revenues (excluding depreciation)	1,558,504	1,559,360
Operating expense (excluding depreciation)	142,518	144,154
Depreciation and amortization	34,460	36,586
General and administrative expense (excluding depreciation)	24,875	24,243
Equity earnings from refining and logistics investments	(5,829)	(7,514)
Acquisition and integration costs	64	—
Par West redevelopment and other costs	2,985	3,982
Other operating loss, net	851	1
Total operating expenses	1,758,428	1,760,812
Operating income (loss)	65,322	(15,776)
Other income (expense)
Interest expense and financing costs, net	(15,934)	(21,848)
Debt extinguishment and commitment costs	(62)	(25)
Other expense, net	(14)	(371)
Equity earnings from Laramie Energy, LLC	9,179	726
Total other expense, net	(6,831)	(21,518)
Income (loss) before income taxes	58,491	(37,294)
Income tax benefit (expense)	(12,340)	6,894
Net income (loss)	46,151	(30,400)
Less:
Net loss attributable to noncontrolling interest	(8,299)	—
Net income (loss) attributable to Par Pacific stockholders	$54,450	$(30,400)

Weighted-average shares outstanding
Basic	48,401	53,756
Diluted	49,632	53,756

Income (loss) per share
Basic	$1.12	$(0.57)
Diluted	$1.10	$(0.57)

Balance Sheet Data
(Unaudited)
(in thousands)

	March 31, 2026	December 31, 2025
Balance Sheet Data
Cash and cash equivalents	$172,168	$164,113
Working capital (1)	658,894	510,772
ABL Credit Facility	321,000	175,000
Term debt (2)	637,949	639,830
Total debt, including current portion	947,618	802,870
Total stockholders’ equity	1,515,829	1,511,540
______________________________________
(1)Working capital is calculated as (i) total current assets excluding cash and cash equivalents less (ii) total current liabilities excluding current portion of long-term debt. Total current assets include inventories stated at the lower of cost or net realizable value.
(2)Term debt includes the Term Loan Credit Agreement and other long-term debt.

Operating Statistics
The following table summarizes key operational data:

	Three Months Ended March 31,
	2026	2025
Total Refining Segment
Feedstocks Throughput (Mbpd)	184.3	176.0
Refined product sales volume (Mbpd)	188.8	184.6

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$11.16	$6.59
Production costs per bbl ($/throughput bbl)	6.93	7.41
D&A per bbl ($/throughput bbl)	1.53	1.67

Hawaii Refinery
Feedstocks Throughput (Mbpd)	89.8	79.4
Yield (% of total throughput)
Gasoline and gasoline blendstocks	28.7%	25.8%
Distillates	35.9%	34.4%
Fuel oils	30.5%	32.4%
Other products	2.0%	4.0%
Total yield	97.1%	96.6%

Refined product sales volume (Mbpd)	90.4	88.6

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$13.10	$8.90
Production costs per bbl ($/throughput bbl)	4.67	4.81
D&A per bbl ($/throughput bbl)	0.26	0.23

	Three Months Ended March 31,
	2026	2025

Montana Refinery
Feedstocks Throughput (Mbpd)	56.9	51.7
Yield (% of total throughput)
Gasoline and gasoline blendstocks	46.8%	45.3%
Distillates	35.5%	32.5%
Asphalt	9.3%	11.2%
Other products	2.9%	3.2%
Total yield	94.5%	92.2%

Refined product sales volume (Mbpd)	50.7	47.4

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$6.93	$5.04
Production costs per bbl ($/throughput bbl)	9.05	10.56
D&A per bbl ($/throughput bbl)	2.57	2.34

Washington Refinery
Feedstocks Throughput (Mbpd)	23.0	38.6
Yield (% of total throughput)
Gasoline and gasoline blendstocks	24.1%	24.3%
Distillates	33.0%	35.9%
Asphalt	17.9%	15.4%
Other products	21.5%	20.5%
Total yield	96.5%	96.1%

Refined product sales volume (Mbpd)	30.4	36.5

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$8.17	$2.09
Production costs per bbl ($/throughput bbl)	7.53	4.16
D&A per bbl ($/throughput bbl)	2.98	2.01

	Three Months Ended March 31,
	2026	2025
Wyoming Refinery
Feedstocks Throughput (Mbpd)	14.6	6.3
Yield (% of total throughput)
Gasoline and gasoline blendstocks	48.7%	50.5%
Distillates	44.0%	45.7%
Fuel oils	2.2%	2.3%
Other products	2.1%	1.1%
Total yield	97.0%	99.6%

Refined product sales volume (Mbpd)	17.3	12.1

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$26.79	$19.83
Production costs per bbl ($/throughput bbl)	11.68	34.35
D&A per bbl ($/throughput bbl)	3.02	12.25

Market Indices (average $ per barrel)
Hawaii Index	$31.11	$8.13
Montana Index	4.84	7.07
Washington Index	8.20	4.15
Wyoming Index	19.30	20.31
Combined Index	19.21	7.38

Market Cracks (average $ per barrel)
Singapore 3.1.2 Product Crack	$36.01	$13.12
Montana 6.3.2.1 Product Crack	15.08	17.02
Washington 3.1.1.1 Product Crack	16.55	12.01
Wyoming 2.1.1 Product Crack	22.22	21.74

Crude Oil Prices (average $ per barrel)
Brent	$78.38	$74.98
WTI	72.67	71.42
ANS (-) Brent	2.91	2.18
Bakken Guernsey (-) WTI	0.20	(1.81)
Bakken Williston (-) WTI	(1.54)	(3.08)
WCS Hardisty (-) WTI	(13.75)	(12.45)
MSW (-) WTI	(3.06)	(5.20)
Syncrude (-) WTI	0.62	(1.96)
Brent M1-M3	3.89	1.22

Retail Segment
Retail sales volumes (thousands of gallons)	28,064	29,431
_______________________________________

(1)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method. Total Refining Segment Adjusted Gross Margin per barrel is presented net of intercompany profit in inventory of $0.50 per barrel and $0.08 per barrel for the three months ended March 31, 2026, and March 31, 2025, respectively, which represents margin on intercompany sales where the inventory remains on our condensed consolidated balance sheet at period end.
Non-GAAP Performance Measures
Management uses certain financial measures and forecasts to evaluate our operating performance and allocate resources that are considered non-GAAP financial measures. The chief operating decision-maker (“CODM”) is the Chief Executive Officer (“CEO”), who uses certain non-GAAP financial measures and forecasts to allocate resources and evaluate our operating performance. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.
We believe Adjusted Gross Margin (as defined below) provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation and amortization. Operating expense includes certain shared costs such as finance, accounting, tax, human resources, information technology, and legal costs that are not directly attributable to specific operating segments. The criteria used to determine the allocation of these expenses generally reflect the time and resources required to provide the applicable service to other internal stakeholders. Remaining expenses are included in the reconciliation of reportable segment Adjusted EBITDA to consolidated pre-tax income (loss) as unallocated corporate general and administrative expenses.
Management, including the CODM, uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. We believe Adjusted Net Income (Loss) attributable to Par Pacific stockholders, Adjusted EBITDA (as defined below) and Adjusted EBITDA by segment (as defined below) are useful supplemental financial measures that allow management and investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.
Beginning with the financial results reported for the fourth quarter of 2025, Adjusted Net Income (Loss) attributable to Par Pacific stockholders excludes the portion of non-GAAP adjustments associated with the noncontrolling interest in our joint venture established on October 21, 2025. Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA by segment also excludes other operating gains and losses (which primarily includes the impacts of the noncash remeasurement of our environmental liabilities). This modification improves comparability between periods by excluding non-cash gains and losses that do not reflect ongoing underlying business operations.
Beginning with the financial results reported for the fourth quarter of 2025, Adjusted EBITDA includes the Adjusted Net Income (Loss) attributable to noncontrolling interests associated with our joint venture established on October 21, 2025.
Adjusted Gross Margin
Adjusted Gross Margin is defined as Operating income (loss) excluding:

•	operating expense (excluding depreciation);
•	depreciation and amortization (“D&A”);
•	Par’s portion of interest, taxes, and D&A expense from refining and logistics investments;
•	impairment expense;
•	other operating (gain) loss, net (which primarily includes the impacts of the noncash remeasurement of our environmental liabilities);
•	Par's portion of accounting policy differences from refining and logistics investments;

•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•	Environmental obligation mark-to-market adjustment (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington Climate Commitment Act ("Washington CCA") and Clean Fuel Standard); and
•	unrealized loss (gain) on derivatives.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands):

Three months ended March 31, 2026	Refining	Logistics	Retail
Operating Income	$56,316	$24,520	$13,005
Operating expense (excluding depreciation)	115,920	5,892	20,706
Depreciation, depletion, and amortization	25,421	5,800	2,435
Par’s portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	927	1,082	—
Inventory valuation adjustment	(61,226)	—	—
Environmental obligation mark-to-market adjustments	(29,508)	—	—
Unrealized loss on derivatives	76,911	—	—
Par's portion of accounting policy differences from refining and logistics investments	(412)	—	—
Other operating loss, net	726	125	—
Adjusted Gross Margin (1)	$185,075	$37,419	$36,146

Three months ended March 31, 2025	Refining	Logistics	Retail
Operating Income (Loss)	$(24,721)	$21,889	$15,961
Operating expense (excluding depreciation)	118,620	4,365	21,169
Depreciation, depletion, and amortization	26,397	6,819	2,662
Par’s portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,152	966	—
Inventory valuation adjustment	(11,687)	—	—
Environmental obligation mark-to-market adjustments	4,954	—	—
Unrealized gain on derivatives	(9,442)	—	—
Par's portion of accounting policy differences from refining and logistics investments	(945)	—	—
Other operating loss, net	—	—	1
Adjusted Gross Margin (1)	$104,328	$34,039	$39,793
_______________________________________
(1)For the three months ended March 31, 2026 and 2025, there was no impairment expense in Operating income.

Adjusted Net Income (Loss) Attributable to Par Pacific Stockholders and Adjusted EBITDA
Adjusted Net Income (Loss) attributable to Par Pacific stockholders is defined as Net income (loss) attributable to Par Pacific stockholders excluding:

•
inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);

•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	debt extinguishment and commitment costs;
•	increase in (release of) tax valuation allowance and other deferred tax items;
•	changes in the value of contingent consideration and common stock warrants;
•	severance costs and other non-operating expense (income);
•	impairment expense;
•	impairment expense associated with our investment in Laramie Energy;
•	Par’s share of equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions;
•	Par's portion of accounting policy differences from refining and logistics investments;
•	other operating (gain) loss, net (which primarily includes the impacts of the noncash remeasurement of our environmental liabilities); and
•	noncontrolling interest impact of non GAAP adjustments.
Adjusted EBITDA is defined as Adjusted Net Income (Loss) attributable to Par Pacific stockholders plus Adjusted Net Loss attributable to noncontrolling interests excluding:

•	D&A;
•	interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain);
•	cash distributions from Laramie Energy, LLC to Par;
•	Par's portion of interest, taxes, and D&A expense from refining and logistics investments; and
•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.
The following table presents a reconciliation of Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA to the most directly comparable GAAP financial measure, Net income (loss) attributable to Par Pacific stockholders, on a historical basis for the periods indicated (in thousands):

	Three Months Ended March 31,
	2026	2025
Net Income (loss) attributable to Par Pacific stockholders	$54,450	$(30,400)
Inventory valuation adjustment	(61,226)	(11,687)
Environmental obligation mark-to-market adjustments	(29,508)	4,954
Unrealized loss (gain) on derivatives	76,879	(9,357)
Acquisition and integration costs	64	—
Par West redevelopment and other costs	2,985	3,982
Debt extinguishment and commitment costs	62	25
Changes in valuation allowance and other deferred tax items (1)	10,628	(6,894)
Severance costs and other non-operating expense (2)	53	726
Equity earnings from Laramie Energy, LLC, excluding cash distributions	(9,179)	(726)
Par's portion of accounting policy differences from refining and logistics investments	(412)	(945)
Other operating loss, net	851	1
Noncontrolling interest impact of non-GAAP adjustments	(7,105)	—
Adjusted Net Income (Loss) attributable to Par Pacific stockholders (3)	38,542	(50,321)
Adjusted Net Loss attributable to noncontrolling interests (4)	(1,194)	—
Depreciation, depletion, and amortization	34,460	36,586
Interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain)	15,966	21,763
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	2,009	2,118
Income tax expense	1,712	—
Adjusted EBITDA (3)	$91,495	$10,146
___________________________________
(1)For the three months ended March 31, 2026 and 2025, we recognized a non-cash deferred tax expense of $10.6 million and a non-cash deferred benefit of $6.9 million, respectively, driven by an increase in our 2026 taxable income.
(2)For the three months ended March 31, 2025, we incurred $0.3 million of stock-based compensation expenses associated with equity awards modifications.
(3)For the three months ended March 31, 2026 and 2025, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, cash distributions from Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference. Please read the Non-GAAP Performance Measures discussion above for information regarding changes to the components of Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA made during the reporting periods.
(4)Represents the amount necessary to reconcile Adjusted Net Income (Loss) attributable to Par Pacific stockholders to consolidated adjusted net income (loss) used in calculating Adjusted EBITDA. The amount equals net income (loss) attributable to noncontrolling interest minus the noncontrolling interest impact of non-GAAP adjustments.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) attributable to Par Pacific stockholders per share (in thousands, except per share amounts):

	Three Months Ended March 31,
	2026	2025
Adjusted Net Income (Loss) attributable to Par Pacific stockholders	$38,542	$(50,321)

Numerator for diluted income (loss) per common share	$38,542	$(50,321)

Basic weighted-average common shares outstanding	48,401	53,756
Add dilutive effects of common stock equivalents (1)	1,231	—
Diluted weighted-average common shares outstanding	49,632	53,756

Basic Adjusted Net Income (Loss) per common share	$0.80	$(0.94)
Diluted Adjusted Net Income (Loss) per common share	$0.78	$(0.94)
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(1)Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per share amounts. We have utilized the basic shares outstanding to calculate both basic and diluted Adjusted Net Loss per common share for the three months ended March 31, 2025.

Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) excluding:

•	D&A;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•
Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our net RINs liability and net obligation associated with the Washington CCA and Clean Fuel Standard);

•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	severance costs and other non-operating expense (income);
•	other operating loss (gain), net (which includes the impacts of the noncash remeasurement of our environmental liabilities);
•	impairment expense;
•	Par's portion of interest, taxes, and D&A expense from refining and logistics investments; and
•	Par's portion of accounting policy differences from refining and logistics investments.
Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (loss), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.

The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands):

Three Months Ended March 31, 2026	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$56,316	$24,520	$13,005	$(28,519)
Depreciation, depletion and amortization	25,421	5,800	2,435	804
Inventory valuation adjustment	(61,226)	—	—	—
Environmental obligation mark-to-market adjustments	(29,508)	—	—	—
Unrealized loss on commodity derivatives	76,911	—	—	—
Acquisition and integration costs	—	—	—	64
Par West redevelopment and other costs	—	—	—	2,985
Severance costs and other non-operating expense	—	—	53	—
Par's portion of accounting policy differences from refining and logistics investments	(412)	—	—	—
Other operating loss, net	726	125	—	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	927	1,082	—	—
Other loss, net	—	—	—	(14)
Adjusted EBITDA (1)	$69,155	$31,527	$15,493	$(24,680)

Three Months Ended March 31, 2025	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$(24,721)	$21,889	$15,961	$(28,905)
Depreciation, depletion and amortization	26,397	6,819	2,662	708
Inventory valuation adjustment	(11,687)	—	—	—
Environmental obligation mark-to-market adjustments	4,954	—	—	—
Unrealized gain on derivatives	(9,442)	—	—	—
Acquisition and integration costs	—	—	—	—
Par West redevelopment and other costs	—	—	—	3,982
Severance costs and other non-operating expense	—	—	—	726
Par's portion of accounting policy differences from refining and logistics investments	(945)	—	—	—
Other operating loss, net	—	—	1	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,152	966	—	—
Other loss, net	—	—	—	(371)
Adjusted EBITDA (1)	$(14,292)	$29,674	$18,624	$(23,860)
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(1)For the three months ended March 31, 2026 and 2025, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, cash distributions from Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference.

Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative (income) loss, gain (loss) on settled derivative instruments, interest expense (income) and loan fees, gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, bonus accrual, equity-based compensation expense, phantom units, expired acreage (non-cash), and other non-operating expenses. We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$16,899	$(1,066)
Commodity derivative (income) loss	(14,727)	9,857
Gain (loss) on settled derivative instruments	2,690	(5,698)
Interest expense and loan fees	4,638	4,611
Depreciation, depletion, amortization, and accretion	9,213	7,799
Phantom units	737	(1,514)
Expired acreage (non-cash)	448	96
Total Adjusted EBITDAX (1)	$19,898	$14,085
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(1)For the three months ended March 31, 2026 and 2025, there was no gain on extinguishment of debt, non-cash preferred dividend, bonus accrual, equity-based compensation expense, or other non-operating expenses.